Exhibit 99.1

Clearwater Paper Reports Third Quarter 2023 Results

SPOKANE, Wash.--(BUSINESS WIRE)--October 30, 2023 --Clearwater Paper Corporation (NYSE:CLW), a premier supplier of quality tissue and bleached paperboard products, today reported financial results for the third quarter and nine months ended September 30, 2023.
THIRD QUARTER HIGHLIGHTS
•Outstanding performance driven by strong operational results and continued market strength in tissue
•Net sales of $520 million, down 3% from the third quarter of last year
•Net income of $37 million, or $2.17 per diluted share
•Adjusted net income of $37 million, $6 million higher than the third quarter of last year
•Adjusted EBITDA of $81 million, $3 million higher than third quarter of last year
•Adjusted EBITDA margin at 15%, up from 14% during the third quarter of last year
•Redeeming 2025 notes in Q4 2023 with a combination of a new term loan, cash on hand, and drawing on existing ABL facility
•Repurchased $5 million of outstanding shares, with $10 million remaining under program
•Reduced net debt by $69 million from second quarter of this year, $416 million since 2020

“We had an outstanding third quarter which came in at the higher end of our expectations, driven by good operational performance in both businesses and continued strength in tissue. Demand remained strong in tissue, while we balanced paperboard supply and demand to manage inventory levels,” said Arsen Kitch, president and chief executive officer. “We continued to focus on our financial flexibility by reducing net debt by $69 million in the quarter, for a total reduction of $416 million since 2020.”

OVERALL RESULTS
For the third quarter of 2023, Clearwater Paper reported net sales of $520 million compared to net sales of $539 million for the third quarter of 2022. Net income for the third quarter of 2023 was $37 million, or $2.17 per diluted share, compared to net income for the third quarter of 2022 of $21 million, or $1.21 per diluted share. On a non-GAAP basis, Clearwater Paper reported adjusted net income in the third quarter of 2023 of $37 million, or $2.19 per diluted share, compared to third quarter 2022 adjusted net income of $31 million, or $1.83 per diluted share. Adjusted EBITDA for the third quarter of 2023 was $81 million, compared to the third quarter of 2022 Adjusted EBITDA of $77 million.
For the first nine months of 2023, Clearwater Paper reported net sales of $1.6 billion, a slight increase compared to the first nine months of 2022. Net income for the first nine months of 2023 was $90 million, or $5.29 per diluted share, compared to net income for the first nine months of 2022 of $52 million, or $3.04 per diluted share. On a non-GAAP basis, Clearwater Paper reported adjusted net income in the first nine months of 2023 of $92 million, or $5.37 per diluted share, compared to the first nine months of 2022 adjusted net income of $68 million, or $3.96 per diluted share. Adjusted EBITDA for the first nine months of 2023 was $218 million, compared to the first nine months of 2022 Adjusted EBITDA of $199 million.
Pulp and Paperboard Segment
Net sales in the Pulp and Paperboard segment were $261 million for the third quarter of 2023, down 13% compared to third quarter 2022 net sales of $301 million. Segment operating income for the third quarter of 2023 was $43 million, compared to $64 million for the third quarter of 2022. Adjusted EBITDA for the segment was $52 million in the third quarter of 2023, compared to $73 million in the third quarter of 2022. The decrease in operating income and Adjusted EBITDA were primarily driven by lower sales volumes and sales prices, planned production downtime to manage inventories, partially offset by lower input costs, specifically in wood, energy and freight.

Net sales in the Pulp and Paperboard segment were $812 million for the first nine months of 2023, down 6% compared to net sales of $863 million in the first nine months of 2022. Segment operating income for the first nine months of 2023 was $142 million, compared to $166 million for the first nine months of 2022. Adjusted EBITDA for the segment was $170 million in the first nine months of 2023, compared to $194 million in the first nine months of 2022. The decrease in operating income and Adjusted EBITDA were driven primarily by lower sales volumes and planned production downtime to manage inventories partially offset by higher sales prices.
Pulp and Paperboard Sales Volumes and Prices:
• Paperboard sales volumes were 187,944 tons in the third quarter of 2023, a decrease of 10% compared to 208,298 tons in the third quarter of 2022. Paperboard sales volumes were 563,502 tons in the first nine months of 2023, a decrease of 10% compared to 625,557 tons in the first nine months of 2022.
• Paperboard average net selling price decreased 4% to $1,350 per ton for the third quarter of 2023, compared to $1,405 per ton in the third quarter of 2022. Paperboard average net selling price increased 5% to $1,401 per ton for the first nine months of 2023, compared to $1,334 per ton in the first nine months of 2022.
Consumer Products Segment
Net sales in the Consumer Products segment were $259 million for the third quarter of 2023, up 8% compared to third quarter 2022 net sales of $241 million. Segment operating income for the third quarter of 2023 was $31 million compared to operating income of $5 million in the third quarter of 2022. Adjusted EBITDA for the segment was $46 million in the third quarter of 2023, compared to $21 million in the third quarter of 2022. The increase in operating income and Adjusted EBITDA were driven by higher sales prices and lower input costs, primarily in pulp, freight, chemicals and energy.
Net sales in the Consumer Products segment were $761 million for the first nine months of 2023, up 9% compared to net sales of $696 million in the first nine months of 2022. Segment operating income for the first nine months of 2023 was $61 million compared to operating income of $10 million in the first nine months of 2022. Adjusted EBITDA for the segment was $105 million in the first nine months of 2023, compared to $57 million in the first nine months of 2022. The increase in operating income and Adjusted EBITDA were driven by higher sales prices partially offset by higher input costs, primarily in freight and energy costs.
Retail Tissue Sales Volumes and Prices:
• Retail tissue volumes sold were 80,588 tons in the third quarter of 2023, an increase of 5% compared to 76,938 tons in the third quarter of 2022. Retail tissue volumes sold were 236,108 tons in the first nine months of 2023, an increase of 3% compared to 228,968 tons in the first nine months of 2022.
• Retail tissue average net selling price increased 4% to $3,198 per ton in the third quarter of 2023, compared to $3,082 per ton in the third quarter of 2022. Retail tissue average net selling price increased 8% to $3,204 per ton in the first nine months of 2023, compared to $2,980 per ton in the first nine months of 2022.
COMPANY OUTLOOK
“We are optimistic that our strong performance in tissue will continue into next year, driven by stable demand and improved cost structure. We also expect a gradual recovery in paperboard volumes starting in 2024. The refinancing of our 2025 notes will improve our financial flexibility and position us to continue to invest in our business and take advantage of strategic opportunities as they arise,” continued Kitch.
WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website. A replay of today's conference call will be available on the website beginning at 5:00 p.m. Pacific Time today.
ABOUT CLEARWATER PAPER
Clearwater Paper is a premier supplier of private brand tissue to major retailers, including grocery, club, mass merchants, and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting, and cutting. Clearwater Paper's employees build shareholder value by developing strong relationships through quality and service.
USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the third quarter and first nine months of 2023 and 2022, including adjusted income and Adjusted EBITDA. Because these amounts are not in accordance with GAAP, reconciliations to net income as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP metrics because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA to measure the company's compliance with certain covenants.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding: product demand, cost structure improvements, our expectations regarding the paperboard and tissue markets, operational and financial performance, the redemption of our notes, our financial flexibility, our continued investment in our business, our ability to take advantage of strategic opportunities as they arise, and our focus on cash flow generation and inventory management. These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this press release. Factors that could cause or contribute to such material differences in actual results include, but are not limited to: competitive pricing pressures for our products, including as a result of capacity additions, demand reduction and the impact of foreign currency fluctuations on the pricing of products globally; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; manufacturing or operating disruptions, including equipment malfunctions and damage to our manufacturing facilities; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in energy, chemicals, packaging and transportation costs and disruptions in transportation services impacting our ability to receive inputs or ship products to customers; reliance on a limited number of third-party suppliers, vendors and service providers required for the production of our products and our operations; changes in customer product preferences and competitors’ product offerings; cyber-security risks; larger competitors having operational, financial and other advantages; consolidation and vertical integration of converting operations in the paperboard industry; our ability to successfully execute capital projects and other activities to operate our assets, including effective maintenance, implement our operational efficiencies and realize higher throughput or lower costs; IT system disruptions and IT system implementation failures; labor disruptions; cyclical industry conditions; changes in expenses, required contributions and potential withdrawal costs associated with our pension plans; environmental liabilities or expenditures and climate change; our ability to attract, motivate, train and retain qualified and key personnel; our ability to service our debt obligations and restrictions on our business from debt covenants and terms; changes in our banking relations, or in our customer supply chain financing; negative changes in our credit agency ratings; changes in laws, regulations or industry standards affecting our business; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share data)	2023	2022	2023	2022
Net sales	$519.9	$538.8	$1,569.9	$1,553.3
Costs and expenses:
Cost of sales	427.4	454.8	1,314.6	1,332.0
Selling, general and administrative expenses	36.4	32.9	111.5	99.6
Other operating charges, net	1.8	2.2	2.4	8.5
Total operating costs and expenses	465.5	489.9	1,428.5	1,440.0
Income from operations	54.4	48.9	141.5	113.3
Interest expense, net	(6.9)	(8.0)	(22.0)	(27.3)
Debt retirement costs	—	—	—	(0.5)
Other non-operating (expense) income	0.1	(1.4)	0.3	(4.3)
Total non-operating expense	(6.8)	(9.4)	(21.7)	(32.1)
Income before income taxes	47.6	39.5	119.8	81.2
Income tax provision	11.0	18.9	29.6	29.3
Net income	$36.6	$20.6	$90.1	$51.9

Net income per common share:
Basic	$2.20	$1.23	$5.37	$3.09
Diluted	2.17	1.21	5.29	3.04

Average shares outstanding (in thousands):
Basic	16,682	16,754	16,800	16,777
Diluted	16,895	17,093	17,051	17,085

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$110.2	$53.7
Receivables, net	173.0	188.8
Inventories	333.3	324.0
Other current assets	10.5	19.9
Total current assets	627.0	586.3
Property, plant and equipment, net	993.8	1,017.1
Other assets, net	116.2	100.1
Total assets	$1,737.0	$1,703.5

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$0.9	$0.9
Accounts payable and accrued liabilities	260.0	311.1
Total current liabilities	260.9	312.0
Long-term debt	564.8	564.9
Liability for pension and other postretirement employee benefits	56.9	58.2
Deferred tax liabilities and other long-term obligations	205.9	196.4
Total liabilities	1,088.4	1,131.5

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	15.1	28.5
Retained earnings	666.9	576.8
Accumulated other comprehensive loss, net of tax	(33.5)	(33.3)
Total stockholders' equity	648.5	572.1
Total liabilities and stockholders' equity	$1,737.0	$1,703.5

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Operating activities
Net income	$36.6	$20.6	$90.1	$51.9
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	24.4	26.2	73.8	77.4
Equity-based compensation expense	3.5	4.0	7.0	9.6
Deferred taxes	(4.4)	(1.6)	(7.3)	(5.8)
Defined benefit pension and other postretirement employee benefits	(0.4)	0.7	(1.5)	2.2
Amortization of deferred debt costs and debt retirement	0.3	0.5	0.9	1.8
Loss on sale or impairment associated with assets	0.3	1.2	1.4	5.8
Increase (decrease) in cash from changes in operating assets and liabilities:
Accounts receivable	23.6	4.2	7.9	(17.6)
Inventories	6.9	(39.2)	(10.1)	(49.1)
Other current assets	2.9	1.4	8.6	5.6
Accounts payable and accrued liabilities	(6.0)	(4.4)	(46.9)	50.0
Other, net	0.4	(0.3)	1.0	1.1
Net cash flows provided by operating activities	88.2	13.3	125.0	132.8
Investing activities
Additions to property, plant and equipment, net	(14.2)	(6.7)	(48.5)	(19.9)
Net cash flows used in investing activities	(14.2)	(6.7)	(48.5)	(19.9)
Financing activities
Borrowings on short-term debt	—	—	12.0	—
Repayments of borrowings on short-term debt	—	—	(12.0)	—
Repayments of long-term debt	(0.2)	(25.3)	(0.7)	(80.8)
Taxes paid related to net share settlement of equity awards	(0.1)	—	(4.7)	(2.5)
Repurchases of common stock	(5.0)	(1.0)	(15.1)	(4.9)
Other, net	(0.1)	0.7	(0.2)	0.7
Net cash flows used in financing activities	(5.5)	(25.7)	(20.7)	(87.6)

Increase (decrease) in cash, cash equivalents and restricted cash	68.5	(19.1)	55.8	25.3
Cash, cash equivalents and restricted cash at beginning of period	41.7	70.6	54.4	26.2
Cash, cash equivalents and restricted cash at end of period	$110.2	$51.5	$110.2	$51.5

Clearwater Paper Corporation
Segment Information
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Segment net sales:
Pulp and Paperboard	$261.4	$300.8	$812.4	$862.8
Consumer Products	259.3	241.0	761.3	696.1
Eliminations	(0.8)	(3.0)	(3.8)	(5.6)
Total segment net sales	$519.9	$538.8	$1,569.9	$1,553.3

Operating income (loss):
Pulp and Paperboard	$42.7	$63.7	$141.8	$165.9
Consumer Products	31.4	5.2	60.6	9.6
Corporate and eliminations	(18.0)	(17.8)	(58.5)	(53.8)
Other operating charges, net [1]	(1.8)	(2.2)	(2.4)	(8.5)
Income from operations	$54.4	$48.9	$141.5	$113.3
1Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 9 within Clearwater Paper's Form 10-Q filed with the SEC for the period end September 30, 2023 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Net income	$36.6	$20.6	$90.1	$51.9
Add back:
Income tax provision	11.0	18.9	29.6	29.3
Interest expense, net	6.9	8.0	22.0	27.3
Depreciation and amortization	24.4	26.2	73.8	77.4
Other operating charges, net[1]	1.8	2.2	2.4	8.5
Debt retirement costs	—	—	—	0.5
Other non-operating (income) expense	(0.1)	1.4	(0.3)	4.3
Adjusted EBITDA	$80.6	$77.3	$217.6	$199.2

Pulp and Paperboard segment income	$42.7	$63.7	$141.8	$165.9
Depreciation and amortization	9.4	9.3	27.9	27.8
Adjusted EBITDA Pulp and Paperboard	$52.1	$73.0	$169.6	$193.7

Consumer Products segment income	$31.4	$5.2	$60.6	$9.6
Depreciation and amortization	14.4	16.0	44.1	46.9
Adjusted EBITDA Consumer Products	$45.8	$21.2	$104.7	$56.6

Corporate and other expenses	$(18.0)	$(17.8)	$(58.5)	$(53.8)
Depreciation and amortization	0.6	0.9	1.8	2.6
Adjusted EBITDA Corporate and other	$(17.4)	$(16.9)	$(56.7)	$(51.1)

Pulp and Paperboard segment	$52.1	$73.0	$169.6	$193.7
Consumer Products segment	45.8	21.2	104.7	56.6
Corporate and other	(17.4)	(16.9)	(56.7)	(51.1)
Adjusted EBITDA	$80.6	$77.3	$217.6	$199.2
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 9 within Clearwater Paper's Form 10-Q filed with the SEC for the period end September 30, 2023 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2023	2022	2023	2022

Adjusted income:
Net income	$36.6	$20.6	$90.1	$51.9
Add back:
Income tax provision	11.0	18.9	29.6	29.3
Income before income taxes	47.6	39.5	119.8	81.2

Add back:
Debt retirement costs	—	—	—	0.5
Other operating charges, net	1.8	2.2	2.4	8.5
Adjusted income before tax	$49.4	$41.6	$122.2	$90.2
Normalized income tax provision	12.3	10.4	30.5	22.5
Adjusted income	$37.0	$31.2	$91.6	$67.6

Weighted average diluted shares (thousands)	16,895	17,093	17,051	17,085

Adjusted income per diluted share	$2.19	$1.83	$5.37	$3.96

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Calculation of net debt:
Current portion of long-term debt	$0.9	$0.9	$0.9	$0.9
Long-term debt	564.8	564.8	564.9	564.9
Add back:
Unamortized deferred debt costs	2.8	3.0	3.2	3.4
Less:
Cash and cash equivalents	110.2	41.7	16.7	53.7
Net debt	$458.3	$527.0	$552.3	$515.5

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Strategic Communications
509-344-5906
investorinfo@clearwaterpaper.com

News media:
Jules Joy, Director, Corporate Communications
509-344-5967
Julia.joy@clearwaterpaper.com